Concepts Direct, Inc.
          2002 Incentive Compensation Plan for Senior Officers,
        Key Officers, Managers, Supervisors and Professional Staff
                 (Confidential - For Internal Use Only)
                     (Effective January 1, 2002)

Purpose:

The primary objective of Concepts Direct, Inc. is to focus on quality throughout our business, while maximizing the long-term value of the Company for shareholders. Key elements of this objective include achieving 6 Successful Brands by accomplishing the following:

  * Improved revenue compared to the same period of the prior year, by brand and Company-wide.

  * Increased earnings and sales levels compared to the same period of the prior year.

  * Acceptable fill rate levels, while avoiding excessive inventory buildup.

  * Excellent customer service levels at all times.

  * Completion of department related projects and key initiatives.

The purpose of the 2002 Incentive Compensation Plan (the Plan) is to encourage the management staff of the Company to focus on these goals.

Plan Rules

1. The Plan is the only plan under which payments in addition to salary can be made to the Plan participants.

2. Plan participants will be named at the discretion of the CEO and/or the Board of Directors of the Company. Not all persons in a job title will necessarily be selected for participation. Individuals hired or promoted into positions, which may be eligible to participate in the Plan, may become participants of the Plan at the sole discretion of the CEO and/or the Board of Directors.

3. In order to participate in the Plan, a person must be an employee on the last calendar day of the period covered.

4. Persons who voluntarily leave the employ of the Company will not receive any incentive compensation, which is payable but as yet unpaid on the date of termination of employment. Persons who are terminated involuntarily will be paid any amount they would have received for a period, which was complete prior to their termination.

5. All incentive compensation payable under the Plan shall be paid within 120 days after the close of the applicable period, with the specific date to be set by the Chief Financial Officer.

6. "Base Salary" and "Base Salaries" of Plan participants will be defined as the actual amount of salary paid to the employee(s) during the period, excluding any non-salary items, such as reimbursement for relocation expenses. The amount of salary paid to the employee(s) will be calculated based on actual payments made, not when such salaries are earned. In other words, if a W-2 were prepared for the employee(s) for the period, what amount would it show?

7. "Base Salary" and "Base Salaries" will be accumulated only for time worked in qualifying positions, based on the effective date of transfers as monitored by the Human Resources department.

8. Participation in the Plan does not constitute a guarantee of employment, either in a position covered by the Plan, or with the Company, for any fixed period of time. It is not an employment contract of any kind, nor a forward commitment on the part of the Company for compensation of any nature, in any amount, or for any fixed period of time.

9. The Company reserves the right to promote, demote, reassign or terminate the employment of any person under the Plan in the same manner as if the person were not under the Plan.

10. The Company will distribute a copy of the Plan to each eligible employee participant. At the same time, a cover memo will be distributed containing an affirmation stating that the employee has read, understands and agrees to abide by the rules of the Plan. The employee participant must sign and return a copy of the memo to participate in the Plan.

11. The Company reserves the right to discontinue or revise the Plan and/or its rules and eligibility requirements at any time.

12. Occasionally the Finance Department may make erroneous payments to an employee(s) under the Plan. If this occurs, the employee receiving the payment is responsible for notifying Finance that an error has occurred. After discovery of the error, Finance will correct their prior action by deducting the appropriate amount from subsequent payments to the employee(s) on a basis to be determined by the CFO.

13. Interpretation of terms of the Plan will be made by the CEO. The Chairman of the Nominations and Compensation Committee of the Board of Directors will act as arbitrator for any disputes in interpretation of the Plan which cannot be resolved by the CEO.

14. Employees should be aware that the purpose of the Board of Directors in establishing the Plan is to reward and incent the achievement of certain profit and/or other financial milestones that may surpass previous Company performance. Accordingly, it should be anticipated that future Plans, if adopted, might require higher performance milestones to be met for bonuses to be paid.

             2002 Senior Officer Incentive Compensation

The following sections outline 2002 Incentive Compensation for Senior Officers of Concepts Direct Inc. All references to Pre-Tax Profit relate to the audited financial statement line "Income
(loss) before income taxes", excluding any extraordinary gain such as sale of land, sale of partnership interest, etc. It is intended to be pre-tax profit from operation of our direct retailing business, excluding profits or losses on real estate or other unusual items.

In addition to base salary, each participant will be eligible to receive a bonus based on the following criteria:

1. Annual Revenue Bonus: A bonus for achieving annual revenue growth objectives will be paid IF and only if Company pretax earnings are within an acceptable range (as detailed below) and annual Company revenue exceeds $89,324,000. If these criteria are met, the Annual Revenue Bonus will be one of the following percentages of 2002 Salary:

     No bonus if pre-tax profit for the year is less than $250,000
      5% If Pre-Tax Profit After Bonus Is $250,000 - $500,000
     20% If Pre-Tax Profit After Bonus Is $500,001 - $1,000,000 30% If Pre-Tax Profit After Bonus Is 1,000,001 - $2,456,000 40% If Pre-Tax Profit After Bonus Is $2,456,001 - $2,809,000 50% If Pre-Tax Profit After Bonus Is $2,809,001 or Higher

2. Alternative Annual Pre-Tax Profit Bonus: A bonus for achieving annual pre-tax profit objectives will be paid IF and only if the Annual Revenue Bonus (item 2, above) is not paid AND Company revenue exceeds $70,000,000.

In such case, the Alternative Annual Pre-Tax Profit Bonus will be one of the following percentages of 2002 Salary:

     No bonus if pre-tax profit for the year is less than $250,000
      2% If Pre-Tax Profit After Bonus Is $250,000 - $500,000
     10% If Pre-Tax Profit After Bonus Is $500,001 - $1,000,000 20% If Pre-Tax Profit After Bonus Is $1,000,001 - $2,456,000 30% If Pre-Tax Profit After Bonus Is $2,456,001 - $2,809,000 40% If Pre-Tax Profit After Bonus Is $2,809,001 or Higher

3. Additional Bonus For Achieving Specific Objectives: If the
   Company has Pre-Tax Profit of $2,456,000 or more, each senior officer will receive 3% of 2002 Salary for each of the following goals that is achieved:

     * Colorful Images revenue exceeds $51,534,000
     * Colorful Images direct contribution exceeds $9,785,000
     * Snoopy revenue exceeds $7,493,000
     * Snoopy direct contribution exceeds $838,000
     * Collectibles revenue exceeds $3,951,000
     * Collectibles direct contribution exceeds $639,000
     * Linda Anderson revenue exceeds $14,005,000
     * Linda Anderson direct contribution exceeds $492,000
     * The Music Stand revenue exceeds $8,065,000
     * The Music Stand direct contribution exceeds $184,000
     * NewBargains.com effectively liquidates excess inventory
          (board opinion)


              2002 Key Officer Incentive Compensation

The following sections outline 2002 Incentive Compensation for Key Officers of Concepts Direct, Inc. All references to Pre-Tax Profit relate to the audited financial statement line "Income
(loss) before income taxes", excluding any extraordinary gain such as sale of land, sale of partnership interest, etc. It is intended to be pre-tax profit from operation of our direct retailing business, excluding profits or losses on real estate or other unusual items.

In addition to base salary, each participant will be eligible to receive a bonus based on the following criteria:

1. Annual Revenue Bonus: A bonus for achieving annual revenue growth objectives will be paid IF and only if Company pretax earnings are within an acceptable range (as detailed below) and annual Company revenue exceeds $89,324,000. If these criteria are met, the Annual Revenue Bonus will be one of the following percentages of 2002 Salary:

     No bonus if pre-tax profit for the year is less than $250,000
      2% If Pre-Tax Profit Is $250,000 - $500,000
      9% If Pre-Tax Profit Is $500,001 - $1,000,000
     12% If Pre-Tax Profit Is $1,000,001 - $2,456,000
     15% If Pre-Tax Profit Is $2,456,001 - $2,809,000
     18% If Pre-Tax Profit Is $2,809,001 or Higher

2. Alternative Annual Pre-Tax Profit Bonus: A bonus for achieving annual pre-tax profit objectives will be paid IF and only if the Annual Revenue Bonus (item 2, above) is not paid AND
   Company revenue exceeds $70,000,000.

In such case, the Alternative Annual Pre-Tax Profit Bonus will be one of the following percentages of 2002 Salary:

     No bonus if pre-tax profit for the year is less than $250,000
      1% If Pre-Tax Profit Is $250,000 - $500,000
      4% If Pre-Tax Profit Is $500,001 - $1,000,000
      8% If Pre-Tax Profit Is $1,000,001 - $2,456,000
     12% If Pre-Tax Profit Is $2,456,001 - $2,809,000
     18% If Pre-Tax Profit Is $2,809,001 or Higher

3. Additional Bonus For Achieving Specific Objectives: If the
   Company has Pre-Tax Profit of $2,456,000 or more, each eligible officer will receive 1% of 2002 Salary for each of the following goals that is achieved:

     * Colorful Images revenue exceeds $51,534,000
     * Colorful Images direct contribution exceeds $9,785,000
     * Snoopy revenue exceeds $7,493,000
     * Snoopy direct contribution exceeds $838,000
     * Collectibles revenue exceeds $3,951,000
     * Collectibles direct contribution exceeds $639,000
     * Linda Anderson revenue exceeds $14,005,000
     * Linda Anderson direct contribution exceeds $492,000
     * The Music Stand revenue exceeds $8,065,000
     * The Music Stand direct contribution exceeds $184,000
     * NewBargains.com effectively liquidates excess inventory
          (board opinion)